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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                          ----------------------------

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------

                Date of Report (Date of earliest event reported):
                       August 23, 2000 (August 13, 2000)


                             UNITED TELEVISION, INC.
             (Exact name of registrant as specified in its charter)




            DELAWARE                     1-8411                  41-0778377
 (State or other jurisdiction of       (Commission             (IRS Employer
         incorporation)                File Number)          Identification No.)


                        132 SOUTH RODEO DRIVE, 4TH FLOOR
                             BEVERLY HILLS, CALIFORNIA               90212
               (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (310) 281-4844

                                       N/A
         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS.

         On August 13, 2000, United Television, Inc. (the "Company") entered into an Agreement and Plan of Merger among the Company, The News Corporation Limited ("Buyer"), News Publishing Australia Limited ("NPAL"), and Fox Television Holdings, Inc. (the "Company Merger Agreement").

        Pursuant to the Company Merger Agreement, the Company will merge with a subsidiary of Buyer (the "Company Merger") and each Company stockholder will receive, in exchange for each share of Company stock, a combination of $60 in cash and 2.0253 preferred American Depositary Receipts of Buyer ("preferred ADRs," each of which represents four shares of Buyer's Preferred Limited Voting Ordinary Shares). Alternatively, each Company stockholder will be entitled to elect to receive, in exchange for each share of Company stock, either $150 in cash or 3.3755 preferred ADRs; provided, however, that this election is subject to the limitation that 40 percent of the total consideration to be paid to the Company's stockholders in the transaction will be paid in cash and 60 percent in preferred ADRs. It is intended that the receipt of the preferred ADRs will be tax-free to the Company's stockholders.

        If the transaction does not receive FCC approval or an IRS ruling enabling it to be accomplished in a manner that would permit the receipt of the preferred ADRs to be tax-free, the parties have agreed to modify the structure of the transaction such that each Company stockholder will receive, in exchange for each share of Company stock, $63 in cash and 2.1266 preferred ADRs. The receipt of the cash and preferred ADRs will be taxable pursuant to the restructured transaction.

        Consummation of the transaction is subject to certain closing conditions, including the receipt of regulatory and shareholder approvals. A copy of the Company Merger Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

        On August 13, 2000, the indirect parent of the Company and the direct parent of the Company, Chris-Craft Industries, Inc. ("Chris-Craft") and BHC Communications, Inc. ("BHC"), respectively, entered into separate merger agreements with Buyer, NPAL and Fox Television Holdings, Inc., pursuant to which Chris-Craft and BHC also will merge with a subsidiary of Buyer (the "Chris-Craft Merger" and the "BHC Merger", respectively). On the same date, BHC entered into a Voting Agreement (the "Voting Agreement") among Buyer, NPAL and BHC pursuant to which BHC agreed, among other things, to vote shares of common stock of the Company owned by BHC in favor of the Company Merger. A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. Also on August 13, 2000, BHC executed a proxy (the "Proxy") appointing two executive officers of Buyer as attorneys and proxies of BHC to vote BHC's shares of the Company in favor of the Company Merger. A copy of the Proxy is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.

        On August 14, 2000, Chris-Craft issued a press release concerning the execution of the Company Merger Agreement, a copy of which is attached hereto as
Exhibit 99.1 and is hereby incorporated by reference.

        On August 16, 2000, the Company issued a press release concerning litigation filed in the Delaware Court of Chancery in connection with the Company Merger, Chris-Craft Merger and BHC Merger, a copy of which is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

        The foregoing descriptions of the above noted documents are qualified in their entirety by reference to such documents as they appear in the corresponding exhibits attached hereto.
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     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits.

                2.1 Agreement and Plan of Merger, dated as of August 13, 2000, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.

               10.1 Voting Agreement, dated as of August 13, 2000, among The News Corporation Limited, News Publishing Australia Limited and BHC Communications, Inc.

               10.2 Irrevocable Proxy to vote Common Stock of United Television, Inc., dated August 13, 2000.

               99.1     Press Release, dated August 14, 2000.

               99.2     Press Release, dated August 16, 2000.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           UNITED TELEVISION, INC.



Date: August 23, 2000      By: /s/    Garth S. Lindsey
                               -----------------------------------------------
                               Name:  Garth S. Lindsey
                               Title: Executive Vice President and Chief
                                      Financial Officer (Principal Financial and
                                      Accounting Officer)
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                                  EXHIBIT INDEX




Exhibit No.      Exhibit

   2.1 Agreement and Plan of Merger, dated as of August 13, 2000, among United Television, Inc., The News Corporation Limited, News Publishing Australia Limited and Fox Television Holdings, Inc.

   10.1 Voting Agreement, dated as of August 13, 2000, among The News Corporation Limited, News Publishing Australia Limited and BHC Communications, Inc.

   10.2 Irrevocable Proxy to vote Common Stock of United Television, Inc., dated August 13, 2000.

   99.1          Press Release, dated August 14, 2000.

   99.2          Press Release, dated August 16, 2000.